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                                                                   EXHIBIT 10.22

                                 ANNEXURE "F"
                                 ------------


                   DATED the            Day of January 1996
                   ----------------------------------------




                            CREATIVE MASTER LIMITED


                                (the "Company")


                                      And


                                KWOK SHECK PUI
                               (the "Executive")


                           ------------------------
                               SERVICE AGREEMENT
                           ------------------------



                               Angela Wang & Co.
                         15A/B Entertainment Building
                            30 Queen's Road Central
                                   Hong Kong
                                Tel:  2525 0500
                                Fax:  2868 0708

                              Ref:  AW960090.ser
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Dated the         day of January 1996



PARTIES:
--------

(1)  CREATIVE MASTER LIMITED (                     ) (the "Company") a company
     incorporated with limited liability in Hong Kong whose registered office is at 8/F, Casey Industrial Building, 18 Bedford Road, Tai Kok Tsui, Kowloon.

(2)  KWOK SHECK PUI (                    ) (the "Executive") of Flat E, 28/F
     Ngan Sing Mansion, Taikoo Shing, Hong Kong.



AGREEMENT:
----------

1.   INTERPRETATION
     --------------

1.1 The following expressions shall, unless the context otherwise requires, have the following meanings

     "Board" means the Board of Directors of the Company and includes any committee of the Board duly appointed by it;

     "Managing Director"  means any person holding such office of the Company from time to time and includes any person exercising substantially the functions of a managing director or chief executive officer of the Company;

     "Group" means the Company and its Subsidiaries from time to time;

     "Subsidiary"         bears the meaning given to it by Sections 2(4), (5)
                          and (6) of the Companies Ordinance.

1.2 The headings and marginal headings to the clauses are for convenience only and have no legal effect.

1.3 Any reference in this Agreement to any Ordinance or delegated legislation includes any statutory modification or re-enactment of it or the provision referred to.

2.   APPOINTMENT AND DURATION
     ------------------------

2.1 The Company appoints the Executive and the Executive agrees to serve as Managing Director of the Company. The Consultant accepts that the Company may at its discretion require him to perform other duties or tasks not within the scope of his normal duties and the Executive agrees to perform other duties or undertake those tasks as if they were specifically required under this Agreement.

2.2 The appointment shall commence on 1 February 1996 and shall continue (subject to earlier termination as provided in this Agreement) for a period of three years provided that the Company may

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     terminate this Agreement during such period by giving three months notice in writing. After the initial period of three years the appointment shall be automatically renewed on each anniversary of the date of this Agreement and shall continue (subject to earlier termination as provided in this Agreement) until terminated by either the Company or the Executive giving six months notice in writing.

3.   DUTIES OF THE EXECUTIVE
     -----------------------

3.1  The Executive shall at all times during the period of this Agreement:

     3.1.1 devote the whole of his time, attention and ability as is reasonably necessary to the duties of his appointment;

     3.1.2 faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him;

     3.1.3  obey all lawful and reasonable directions of the Board;

     3.1.4 use his best endeavours to promote the interests of the Company and its Group companies;

     3.1.5 keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and its Group companies and provide such explanations reports and records as the Board may require;

     3.1.6 not at any time make any untrue or misleading statement relating to the Company or any Group company.

3.2 The Executive shall (without further remuneration) if and for so long as the Company requires during the period of this Agreement:

     3.2.1 carry out the duties of his appointment on behalf of any Group company;

     3.2.2 act as an officer of any Group company or hold any other appointment or office as nominee or representative of the Company or any Group company;

     3.2.3 carry out such duties and the duties attendant on any such appointment as if they were duties to be performed by him on behalf of the Company.

4.   PAY
     ---

4.1 During his appointment the Company shall pay to the Executive a salary at the rate of HK$27,923.00 per month which shall accrue day-to-day and be payable in arrears on or about the 30th day of each month. The salary shall be deemed to include any fees receivable by the Executive as a Director of the Company or any Group company, or of any other company or unincorporated body in which he holds office as nominee or representative of the Company or any Group company.

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4.2  The Company shall in addition pay a thirteenth month's salary of
     HK$27,923.00 (or pro rated amount) on or before the Chinese New Year of each calendar year.

4.3 The Company shall in addition pay the Executive's rent of HK$38,000.00 per month directly to the specified landlord.

4.4 The Executive shall also be entitled to an annual performance bonus of up to 2.5% of the net profits after tax of the Company and its Subsidiaries on a consolidated basis as determined by the Board provided that no such bonus shall be paid if the net profits after tax of the Company and its Subsidiaries on a consolidated basis as determined by the Board are less than HK$9,226,000 for each of the years ending 31 March 1996 and 31 March 1997 or thereafter are less than such profit target as may be agreed from time to time between the Company and Executive.

4.5 The Executive's salary, bonus and benefits shall be subject to review by the Board on 31 March each year commencing in 1997.

5.   EXPENSES
     --------

     The Company shall reimburse to the Executive all travelling, hotel, entertainment and other expenses reasonably incurred by him in the proper performance of his duties and provide the use of a corporate credit card subject to the production to the Company of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require and the approval thereof by the Executive Chairman.

6.   HOLIDAYS
     --------

6.1 In addition to all public holidays in Hong Kong the Executive is entitled to twenty-two working days annual leave in each year to be taken at such time or times as are agreed with the Board. The Executive shall not carry forward any unused part of his leave entitlement to a subsequent year.

6.2 On the termination of his appointment for whatever reason, the Executive shall not be entitled to pay in lieu of outstanding holiday entitlement and shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement.

7.   SICKNESS
     --------

7.1 If the Executive is absent because of sickness (including mental disorder) or injury he shall report this fact forthwith to the Board and if the Executive is so prevented for two or more consecutive days he shall provide a medical practitioner's statement on the third day and weekly thereafter so that the whole period of absence is certified by such statements.

7.2 If the Executive shall be absent due to sickness (including mental disorder) or injury duly certified in accordance with the provisions of sub-clause 7.1 hereof, he shall be paid his full remuneration hereunder for up to 20 working days absence in any period of 12 consecutive months and thereafter such remuneration, if any, as the Board shall determine from time to time.

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8.   TERMINATION OF AGREEMENT
     ------------------------

8.1  This Agreement shall automatically terminate:

     8.1.1  if the Executive becomes prohibited by law from being a director, or

     8.1.2  if the Executive resigns his office as director of the Company; or

     8.1.3 if the office of director of the Company held by the Executive is vacated pursuant to the Company's Articles of Association save if the vacation shall be caused by sickness (including mental disorder) or injury.

8.2 The Company may be notice terminate this Agreement with immediate effect if the Executive:

     8.2.1 commits any act of gross misconduct or repeats or continues (after written warning) any other serious breach of his obligations under this Agreement; or

     8.2.2 is guilty of any conduct which in the opinion of the Board brings him, the Company or any Group company into disrepute; or

     8.2.3 is convicted of any criminal offence punishable with 6 months or more imprisonment; or

     8.2.4 commits any act of dishonesty whether relating to the Company, any Group company, any of its or their employees or otherwise; or

     8.2.5 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     8.2.6 is in the opinion of the Board incompetent in the performance of his duties; or

     8.2.7 the annual net profits after tax of the Company and its Subsidiaries as determined by the Board are more than 20% less than HK$9,226,000 for each of the years ending 31 March 1996 and 31 March 1997 and thereafter are more than 20% less than such profit target as may be agreed from time to time between the Company and the Executive.

8.3 On the termination of this Agreement for whatever reason, the Executive shall at the request of the Company resign (without prejudice to any claims which the Executive may have against any company arising out of this Agreement or the termination thereof) from all and any offices which he may hold as a Director of the Company or of any Group company and from all other appointments or offices which he holds as nominee or representative of the Company or any Group company.

9.   GENERAL
     -------

9.1 This Agreement sets out the entire agreement and understanding of the parties and is in substitution for any previous contracts of employment or for services between the Company or any of its Group companies and the Executive which shall be deemed to have been terminated by mutual consent.

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9.2  The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

9.3 The validity construction and performance of this Agreement shall be governed by Hong Kong law.

9.4 All disputes claims or proceedings between the parties relating to the validity construction or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the High Court of Hong Kong to which the parties irrevocably submit.

9.5 Any notice to be given by a party under this Agreement must be in writing in the English language and must be given by delivery at or post facsimile transmission or other means of telecommunication in permanent written form to the last known address or relevant telecommunication number of the other party. Where notice is given by sending in a prescribed manner it shall be deemed to have been received which in the ordinary course of the means of transmission it would be received by the addressee. To prove the giving of a notice it shall be sufficient to show it was despatched. A notice shall have effect from the sooner of its actual or deemed receipt by the addressee.

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     IN WITNESS WHEREOF the parties or their duly authorised representatives
     ------------------
     have set their hands to this Agreement the day and year first before written.


     SIGNED BY                      )
     for and on behalf of           )
     CREATIVE MASTER LIMITED        )
     (               )              )
     in the presence of:            )



     SIGNED BY KWOK SHECK PUI       )
     in the presence of:            )
                                    )

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